                                                                    EXHIBIT 10.4

                                     NOTE

$6,400,000.00                                                 March 18, 1997
                                                              Memphis, Tennessee

     FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of NATIONAL BANK OF COMMERCE, Memphis, Tennessee, ("Bank") in current funds, the principal sum of Six Million Four HundredThousand Dollars ($6,400,000.00), together with interest from the date hereof to maturity and payable as hereinafter provided:

     The principal and interest on this Note are payable as follows:

     (1) Interest Payments. Commencing on March 18, 1998, and on the same day of each consecutive year thereafter through and including March 18, 2002, interest shall be payable on the outstanding principal balance on this Note at a variable rate equal to the Prime Rate. Interest shall be calculated on a 365 day year and the rate shall be adjusted on the day of any change in the Prime Rate.

     (2) Principal. The principal shall be payable over five (5) years beginning on March 18, 1998, and on the same day of each consecutive year thereafter through and including March 18, 2002 and equal installments of principal shall be due and payable on March 18, 2002.

     Borrower may prepay this Note in whole or in part without premium or penalty. Any prepayment shall not have the effect of suspending or deferring the payments provided for herein, but same shall continue to be due and payable on each due date subsequent to any such prepayment. Any payment (including any prepayment) received hereunder may, at the option of Bank in its sole discretion, be applied first to the payment of interest on the outstanding principal balance and the remainder, if any, shall be applied to the principal of this Note. All installments, prepayments and payments of principal and interest due hereunder are payable at the main office of Bank in Memphis, Tennessee, or such other place as the holder hereof may designate from time to time.

      No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, this provision of this Note shall govern and prevail, and neither the undersigned nor any endorser, surety or guarantor shall be obligated to pay the excess amount to such interest, or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. If for any reason interest in excess of the maximum rate of interest permitted by applicable law shall be deemed charged, required or permitted or otherwise should arise, any such excess shall be applied as a payment and reduction of the principal of the Loan evidenced by this Note, and if the principal amount thereof has been paid in full, any remaining excess shall forthwith be paid to the undersigned. In the event of conflict between the terms of this

Note and the Loan Agreement, the terms of this Note shall control.
     "Prime Rate" is a fluctuating rate and is a reference or benchmark rate of interest established from time to time by Bank as its "Prime Rate" to be in effect from time to time, whether or not such rate is otherwise published.

     The total debt evidenced hereby (principal and accrued interest) shall also bear interest from and after date of maturity (whether by scheduled maturity, acceleration or otherwise) at the maximum rate of interest which Bank, as a national bank, is permitted to contract for and charge under applicable law in effect on the date hereof or on the maturity date hereof, whichever is greater.

     Whenever payment of any installment of interest or principal is received more than ten (10) days after written notice from Bank that such payment is past due, then Bank may assess a late charge of Two Hundred Fifty Dollars ($250.00).

     It is agreed upon any extension or renewal of the indebtedness evidenced hereby, Bank shall have the right to fix and charge the same or a different (higher or lower) rate of interest per annum, provided such rate shall not exceed the maximum rate of interest which Bank, as a national bank, is permitted to contract for and charge under applicable law in effect on the date hereof or in the date of such extension or renewal, whichever is greater.

     The undersigned hereby agrees to pay all expenses directly related to the loan evidenced hereby, incurred or to be incurred in its making, servicing or collection, including court costs and reasonable attorneys' fees.

     This Note is the Note referred to in, is entitled to the benefits of, and is subject to all terms and conditions of the Loan Agreement, of even date herewith, between the undersigned and Bank. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and upon the terms and conditions specified in the Loan Agreement. This Note is secured by a Security Agreement referred to in the Loan Agreement, reference to which is hereby made for description of the collateral provided for under the Security Agreement and the rights of the undersigned and Bank with respect to such collateral.

     No delay or omission on the part of Bank in exercising any right hereunder or related to the loan evidenced hereby shall operate as a waiver of such right or of any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

     Every maker, endorser, surety and guarantor of this Note or the obligations set forth herein hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or endorsement of this Note or their respective obligations hereon, consents to any extensions, renewals or postponements of the due date or time of payment hereof, or any other indulgence; agrees that the indebtedness evidenced hereby may be extended or renewed in whole or in part without notice to the undersigned and without limitation as to the number of such extensions or the period or periods thereof; and consents to any substitution, exchange or release of collateral and/or to the addition or release of any other party or Person, whether primarily or secondarily liable.

     All rights and powers of Bank hereunder shall inure to the benefit of any subsequent holder or assignee of this Note and the owner of any part of the indebtedness evidenced hereby.

     This instrument shall be governed and construed in accordance with the laws of the State of Tennessee except with respect to interest which shall be governed by and construed in accordance with applicable Federal laws in effect from time to time.


                                           PONTOTOC BANCSHARES CORP.,
                                           a Mississippi corporation



                                           By: _________________________________
                                           Title: President

                              SECURITY AGREEMENT


     This Security Agreement is made and entered as of the 18th day of March, 1997, by and between PONTOTOC BANCSHARES CORP., Pontotoc, Mississippi (hereinafter called "Debtor") and NATIONAL BANK OF COMMERCE, Memphis, Tennessee (hereinafter called "Bank");

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor does hereby assign to Bank and grant to Bank a security interest in:

     (1) Six Thousand Five Hundred Fifty-seven (6,557) shares of stock of First National Bank of Pontotoc standing in Debtor's name on the books of said corporation. The stock is evidenced by the following certificates:

                No. of Shares               Certificate Number

                  6,557                          ___________

     (2) All of Debtor's interest in any shares of capital stock of First National Bank of Pontotoc hereafter acquired by Debtor.

     Debtor represents that the shares described above are owned by Debtor on the date hereof; that any additional shares hereafter acquired by Debtor shall be subject to the security interest herein granted to Bank; that said shares are unencumbered; and that Debtor has the right to grant the security interest. Debtor herewith delivers to Bank the said stock certificates evidencing the shares of stock described above.

     The security interest granted to Bank hereunder shall secure the payment of
(1) all indebtedness, including principal and interest, now or hereafter incurred by Debtor pursuant to that certain Loan Agreement and that certainNote of even date herewith between Debtor and Bank; (2) any and all renewals, modifications or extensions thereof, in whole or in part; (3) all covenants, representations, warranties, obligations, liabilities and agreements of the Debtor to Bank, contained in or arising out of said Loan Agreement or any Loan Document as therein defined; (4) all other money heretofore or hereafter advanced by Bank to or for the account of Debtor; and (5) all other, present or future, direct or contingent, liabilities and indebtedness of Debtor to Bank of any nature whatsoever, and any extensions or renewals thereof..

     The rights, duties and obligations hereunder of Bank and the Debtor shall, unless otherwise required by law, be governed by the provisions of the Uniform Commercial Code in effect from time to time in the State of Tennessee and other laws of the State of Tennessee.

     Prior to an event of default under said Loan Agreement, any dividend on said stock may be paid to Debtor, but, after an event of default, any dividend on said stock shall be paid directly to Bank.

     This Security Agreement shall remain in full force and effect until all debts and obligations set forth herein are paid in full.

     WITNESS the signatures of the Debtor on the day and year first above written.


                                        PONTOTOC BANCSHARES CORP.,
                                        a Mississippi corporation

                                        By:  ___________________________________

                                        Title: _________________________________

ATTEST:

________________________________
Secretary

                                LOAN AGREEMENT
                                --------------


     THIS LOAN AGREEMENT is entered into as of the 18th day of March, 1997, between PONTOTOC BANCSHARES CORP., Pontotoc, Mississippi, a Mississippi corporation (the "Borrower"), and NATIONAL BANK OF COMMERCE, a national banking association (the "Bank").


                                   ARTICLE I
                                   ---------
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

     "Capital Lease" means all leases which have been or should be capitalized on the books of Borrower in accordance with GAAP.

     "Collateral" means 6,557 shares of the capital stock of First National Bank of Pontotoc, a national bank owned by Borrower.

     "Debt" means (1) indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including trade obligations);
(2) obligations as lessee under Capital Lease; (3) current liabilities in respect to unfunded vested benefits under any Plans; and (4) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss.

     "Event of Default" means any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse or time, or both, or any other condition, has been satisfied.

     "GAAP" means generally accepted accounting principles in the United States.

     "Lien" means any mortgage, deed of trust, pledge security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind.

     "Loan" shall have the meaning assigned to such term in Section 2.01.

     "Loan Documents" mean this Agreement, the Note, and the Security Agreement.

     "Note" shall have the meaning assigned to such term in Section 2.02.

     "Person" means an individual, partnership, corporation, limited liability company, or other entity of whatever nature.

     "Plan" means any employee benefit or other plan established, maintained or to which contributions have been made by Borrower or any ERISA affiliate.

     "Prime Rate" means a variable reference or benchmark rate of interest that is established by Bank as its Prime Rate to be in effect from time to time, whether or not such rate is otherwise published.

     "Security Agreement" means the Security Agreement in form and substance acceptable to the Bank to be delivered by Borrower under the terms of this Agreement.

     "Subsidiary" means First National Bank of Pontotoc and any other bank in which Borrower hereafter acquires a controlling interest either through the direct ownership of bank stock or indirectly through the ownership of bank holding company stock.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE II
                                   ----------
                          AMOUNT AND TERMS OF THE LOAN
                          ----------------------------

     Section 2.01. Loan. Bank agrees on the terms and conditions hereinafter set forth, to make a loan to Borrower in the principal amount of $6,400,000.00 (the "Loan")to be funded in full at closing.

     Section 2.02. Note. Borrower's obligation to repay the Loan shall be evidenced by a promissory note (the "Note") in form and substance acceptable to the Bank.

     Section 2.03 Payment of Principal and Interest. The principal and interest on the Note are payable as follows:

     (1) Interest Payments. Commencing on March 18, 1998, and on the same day of each consecutive year thereafter through and including March 18, 2002, interest shall be payable on the outstanding principal balance on the Note at a variable rate equal to the Prime Rate. Interest shall be calculated on a 365 day year and the rate shall be adjusted on the day of any change in the Prime Rate.

     (2) Principal Payments. The principal shall be payable over five (5) years beginning on March 18, 1998, and on the same day of each consecutive year thereafter through and including March 18, 2002, equal installments of principal shall be due and payable and on March 18, 2002 all outstanding principal and accrued interest shall be due and payable.

     Section 2.04. Prepayments. Borrower may prepay the Note in whole or in part without premium or penalty. Any prepayment shall be applied first to interest accrued on the outstanding principal balance and currently due and payable and the remainder, if any, shall be applied to reduce the principal balance of the Note.

     Section 2.05. Use of Proceeds. The proceeds of the Loan hereunder shall be used by Borrower to purchase the Collateral. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 2.06. Collateral. Borrower shall pledge as Collateral 6,557 shares of the capital stock of First National Bank of Pontotoc now owned by Borrower in accordance with the Security Agreement as herein defined. Borrower shall deliver to Bank physical possession of said securities together with stock powers duly executed in blank. In the event of stock splits or stock dividends or any other corporate action which may result in an increase of the 6,557 shares of capital stock of First National Bank of Pontotoc, Borrower agrees that such additional shares are to be considered as pledged as security under this Agreement and physical possession of the certificates representing such shares shall be promptly delivered to Bank, along with stock powers duly executed in blank.

                                  ARTICLE III
                                  -----------
                              CONDITIONS PRECEDENT
                              --------------------

     Section 3.01. Condition Precedent to the Loan. The obligation of Bank to make the Loan to Borrower is subject to the condition precedent that Bank shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to Bank and its counsel:

     (1) Note.  The Note duly executed by Borrower.

     (2) Security Agreement. The Security Agreement, duly executed by Borrower, together with delivery of the stock of First National Bank of Pontotoc and with stock powers attached duly executed in blank;

     (3) Evidence of All Corporate Action by Borrower. Certified copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement.

     (4) Certificate of Secretary of Borrower and Each Subsidiary. A certificate of the Secretary of Borrower and of its Subsidiary certifying the names and true signatures of the officers of parties authorized to sign the Loan Documents to which it is a party and each other document to be delivered by such party under this Agreement and certifying the accuracy of the Articles of Incorporation, Bylaws and Resolutions (as applicable) of such party;

     (5) Opinion of Counsel for Borrower. A favorable opinion of counsel for Borrower in form and substance reasonably acceptable to Bank and addressing such matters as Bank may reasonably request;

     (6) Officer's Certificate. The following statements shall be true and Bank shall have received a certificate in form and substance acceptable to Bank (the "Officer's Certificate") signed by a duly authorized officer of Borrower dated the date of the closing, stating that:

     (a) The representations and warranties contained in Article IV of this Agreement and in the Security Agreement are correct on and as of such date, and

     (b) No Events of Default have occurred and are continuing or would result from the Loan.

     (7) Additional Documentation. Bank shall have received such other approvals, opinions or documents as Bank may reasonably request.

                                   ARTICLE IV
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower represents and warrants to Bank that:

     Section 4.01.  Incorporation, Good Standing and Due Qualification.
Borrower is a corporation duly incorporated, and each Subsidiary is a corporation duly incorporated or a bank duly organized, and all entities are validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     Section 4.02. Corporate Power and Authority. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of such corporation; (2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such corporation; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation; and (6) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 4.04. Financial Statements. The financial statement of Subsidiary of December 31, 1996, and the related statements of income and retained earnings of Subsidiary for the fiscal year ended, and the accompanying footnotes, copies of which have been furnished to Bank, are complete and correct and fairly present the financial condition of Subsidiary as of such date and the results of the operations of Subsidiary for the periods covered by such statement, all in accordance with GAAP consistently applied, and since December 31, 1996, there has been no material adverse change in the condition (financial or otherwise), business or operations of Subsidiary. No information, exhibit or report furnished by Borrower to Bank in connection with the negotiation of this Agreement contained any material fact necessary to make the statement contained therein not materially misleading.

     Section 4.05. Litigation. There is no pending or threatened action or proceeding against or affecting Borrower or any Subsidiary before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of Borrower or any Subsidiary.

     Section 4.06. No Defaults on Outstanding Judgments or Orders. Borrower and all Subsidiaries have satisfied all judgments, and, to the best of Borrower's knowledge, neither Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority.

                                   ARTICLE V
                                   ---------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as the Note shall remain unpaid, Borrower will:

     Section 5.01. Maintenance of Existence. Preserve and maintain, and cause all Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

     Section 5.02. Maintenance of Records. Keep, and cause all Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied reflecting all financial transactions of Borrower and all Subsidiaries.

     Section 5.03. Compliance with Laws. Comply, and cause all Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property.

     Section 5.04 Right of Inspection. At any reasonable time and from time to time, permit Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and all Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and all Subsidiaries with any of their respective officers and directors and Borrower's independent accountants; provided, however, that all information and records obtained by Bank shall be treated and maintained in strict confidence.

     Section 5.05.  Reporting Requirements.  Furnish to Bank:

     (1) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year, a copy of the call reports filed with the regulatory authority for Borrower and all Subsidiaries certified by the chief financial officer of Borrower that such call reports are true and correct copies of the call reports filed by Borrower and any Subsidiary with the regulatory authority.

     (2) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a balance sheet of Borrower and all Subsidiaries at the end of such fiscal year and a statement of income and retained earnings of Borrower and all Subsidiaries for such fiscal year and a statement of cash flow of Borrower and all Subsidiaries for such fiscal year, all in figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied thereon.

     (3) Reports. Promptly upon the filing thereon, copies of the Uniform Bank Performance Report and copies of all Reports of Condition and Reports of Income of all Subsidiaries filed with the Federal Deposit Insurance Corporation, or any other reports filed with any other regulatory authority of Borrower or of any Subsidiary.

     (4) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties or operation of Borrower or such Subsidiary.

     (5) Notice of Defaults and Events of Default. As soon as possible and in any event within thirty (30) days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by Borrower with respect thereto.

     (6) General Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries as Bank may from time to time reasonably request.

                                   ARTICLE VI
                                   ----------
                               NEGATIVE COVENANTS
                               ------------------

     So long as the Note and/or any other indebtedness of Borrower to Bank shall remain unpaid, Borrower, without the prior written consent of Bank, will not:

     Section 6.01. Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (1)  Liens in favor of Bank;

     (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (3) Liens imposed by law, such as mechanics' materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (4) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

     (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), or public or statutory obligations; surety, stay, appeal, indemnity, performance, or other similar bonds; or other similar obligations arising in the ordinary course of business;

     (6) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (8) Liens securing obligations of a Subsidiary to Borrower or another Subsidiary; and

     (9) Purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that

     (a) Any property subject to any of the foregoing is acquired by Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

     (b) The obligation secured by any Lien so created, assumed, or existing shall not exceed the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to Borrower or Subsidiary acquiring the same;

     (c) Each such Lien shall attach only to the property so acquired and fixed improvements thereon;

     Section 6.02. Debt. Create, incur, assume, or suffer to exist or permit any Subsidiary to create, incur, assume , or suffer to exist, any Debt, except:

     (1) Debt of Borrower under this Agreement or the Note;

     (2) Debt of Borrower subordinated on terms satisfactory to Bank to Borrower's obligations under this Agreement and the Note;

     (3) Debt of Borrower to any Subsidiary or of any Subsidiary to Borrower or another Subsidiary;

     (4) Accounts payable to trade creditors for goods or services in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

     (5) Debt of Borrower or any Subsidiary secured by purchase-money Liens permitted by Section 6.01(9);

     (6) Debt of any Subsidiary to the Federal Home Loan Bank Board or to the Federal Reserve Board.

     (7) Debt of any Subsidiary to purchase overnight funds from Bank.

     Section 6.03. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or entity, or acquire all or substantially all of the assets or the business of any Person or entity, or permit any Subsidiary to do so without the prior written consent of Bank, which consent shall not be unreasonably withheld.

     Section 6.04. Leases. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) Capital Leases permitted under Section 6.01; (2) leases existing on the date of this Agreement and any extensions or renewals thereof; (3) leases (other than Capital Leases) which do not in the aggregate require Borrower and any Subsidiary on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of Borrower in excess of One Hundred Fifty Thousand Dollars ($150,000.00); and (4) leases between Borrower and any Subsidiary.

     Section 6.05. Sale and Leaseback. Sell, transfer or otherwise dispose of any real or personal property to any Person or entity and thereafter directly or indirectly lease back the same or similar property or permit any Subsidiary to do so.

     Section 6.06. Dividends. Declare or pay any dividends; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that after the Borrower acquires all of the outstanding capital stock of the Subsidiary, the Subsidiary may declare dividends to the Borrower to the extent allowed by the Federal Laws and regulations applicable to national banks, and if payments of principal and interest are current, Borrower shall be permitted to (i) pay dividends to stockholders in an amount not exceeding forty percent (40%) of the Subsidiary's net earnings or use such funds to make redemptions of its capital stock, and
(ii) use the surplus capital of the Subsidiary for the purpose of redeeming up to fifteen percent (15%) of Borrower's outstanding capital stock.

     Section 6.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets except for the sale or other disposition of assets no longer used or useful in the conduct of its business; provided, however, any Subsidiary other than First National Bank of Pontotoc or any Subsidiary of a Subsidiary may be sold in the ordinary course of business for a fair value.

     Section 6.08. Stock of Subsidiary, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary.

     Section 6.09. Management. Change or permit to be changed the management position of Buddy R. Montgomery as President of First National Bank of Pontotoc.

                                  ARTICLE VII
                                  -----------
                              FINANCIAL COVENANTS
                              -------------------

     So long as the Note shall remain unpaid:

     Section 7.01. Minimum Primary Capital. Borrower will cause all Subsidiaries each to maintain at all times their capital ratio in the "well capitalized" category as defined by the Office of the Comptroller.

     Section 7.02. Loan Losses. Borrower agrees that the loan loss reserve shall at all times be in compliance with any requirements established by any of its Subsidiaries' regulatory authorities.

     Section 7.03. Classified Assets. Borrower will cause each Subsidiary not to allow the ratio of classified assets to gross capital to exceed such ratios required to be maintained by any of its Subsidiaries' regulatory authorities.

     Section 7.04. Nonperforming Assets. Borrower will cause the loan loss reserve of any Subsidiary at all times to be not less than the percent of the nonperforming assets of such Subsidiary allowed by the Subsidiary's appropriate regulatory authority. Nonperforming assets shall exclude those assets that are well secured and in the process of collection pursuant to FFIEC Call Report Instructions.

     Section 7.05. Identified Losses. Borrower will not permit any Subsidiary to have loans in its loan portfolio that would be classified as "losses" in excess of such Subsidiary's loan loss reserve.

                                 ARTICLE VIII
                                 ------------
                               EVENTS OF DEFAULT
                               -----------------

     Section 8.01. Events of Default. If any of the following events ("Events of Default") shall occur:

     (1) Borrower should fail to pay the principal of, or interest on, the Note, as and when due and payable, and such failure shall continue for ten (10) days after written notice thereof from Bank;

     (2) Any representation or warranty made or deemed made by Borrower in this Agreement or the Security Agreement or which is contained in any certificate, document, opinion or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and such representation or warranty shall continue to be incorrect for thirty (30) days after written notice thereof from Bank;

     (3) Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than payment of principal or interest pursuant to the Note) to which it is a party on its part to be performed or observed and such failure shall continue for thirty (30) days after written notice thereof from Bank;

     (4) Borrower or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (5) Borrower or any Subsidiary (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application or proceeding or order for relief for the appointment of a custodian, receiver of a custodian, receiver or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

     (6) One or more judgments, decrees or orders for the payment of money in excess of Twenty Five Thousand Dollars ($25,000.00) in the aggregate shall be rendered against Borrower or any Subsidiary and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

     (7) The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) except as a result of the actions of Bank, to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under the Security Agreement, or Borrower shall fail to perform any of its obligations under the Security Agreement;

     (8) Borrower or any Subsidiary shall be found guilty of an unsafe or unsound banking practice by any regulatory agency having jurisdiction over the Borrower or any Subsidiary; or

     (9) Borrower or any Subsidiary shall fail to observe any term, covenant or agreement contained in any loan to such entity by Bank, or otherwise be in default of any agreement with Bank;

then, and in such event, Bank may, by notice to Borrower, declare the Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

                                  ARTICLE IX
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     Section 9.01. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which is given.

     Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which Borrower is a party shall be in writing (including faxed communication) and mailed or faxed or delivered, if to Borrower, at its address at 19 South Main Street, P. O. Box 29, Pontotoc, Mississippi 38863-0029, Attention: Buddy R. Montgomery, and if to Bank, at its address at One Commerce Square, Memphis, Tennessee 38150,
Attention: Correspondent Banking Division; or, as to each in a written notice to the other party complying as to delivery with the terms of this Section 9.02. All such notices and communications shall, when mailed or faxed, be effective when deposited in the mails or received by fax, respectively, addressed as aforesaid, except that notices to Bank pursuant to the provision of Article II shall not be effective until received by Bank.

     Section 9.03. No Waiver; Remedies. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. No waiver by Bank shall be construed as a waiver of a subsequent similar right, power or remedy. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under any Loan Document to which Borrower is a party without the prior written consent of Bank.

     Section 9.05. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses incurred in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising Bank as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and any other documents to be delivered under any such Loan Documents, and agrees to save Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 9.06. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. Bank agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this
Section 9.06 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

     Section 9.07. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Tennessee, except with respect to interest which shall be governed by and construed in accordance with applicable Federal laws in effect from time to time.

     Section 9.08. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.09. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     Section 9.10. Maximum Interest Rate. No provision of this Agreement or of the Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in the Note or otherwise in connection with this loan transaction, the provisions of this Section 9.10 shall govern and prevail, and neither Borrower nor the successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the maximum rate interest permitted or otherwise should arise, any such excess shall be applied as a payment and reduction of the principal of the Loan evidenced by the Note, and if the principal amount thereof has been paid in full, any remaining excess shall forthwith be paid to Borrower. In the event of conflict between the terms of this Agreement and the Note, the terms of the Note shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        PONTOTOC BANCSHARES CORP.,
                                        Pontotoc, Mississippi,
                                        a Mississippi corporation


                                        By:________________________________

                                        Title:_____________________________

ATTEST:

___________________________
Secretary


                                        NATIONAL BANK OF COMMERCE


                                        By:________________________________

                                        Title:_____________________________